Exhibit 99.1

FOR IMMEDIATE RELEASE

Green Plains Inc. Announces Eco-Energy LLC as Exclusive Ethanol Marketing Partner
OMAHA, Neb. Apr 22, 2025, (BUSINESS WIRE) Green Plains Inc. (NASDAQ:GPRE) ) (“Green Plains,” the “Company,” “we” or “us”) today announced that Eco-Energy LLC, a leader in biofuels marketing and logistics, has been selected as its exclusive ethanol marketer. Under this new agreement, Eco-Energy will assume responsibility for all ethanol marketing and logistics across Green Plains' platform, providing end-to-end support to optimize value, expand market access and improve supply chain efficiency.

“The agreement represents an important step forward as we continue to streamline our operations and focus on value creation across our platform,” said Imre Havasi, Senior Vice President – Head of Trading and Commercial Operations at Green Plains. “Eco-Energy provides deep market expertise, a strong customer network, and proven logistics capabilities that we believe will allow us to maximize the value of our low-carbon ethanol, while expanding our scale and reach into new markets.”

This strategic collaboration, which includes all ethanol volume produced at Green Plains’ biorefineries, marks a significant step forward for both Green Plains and Eco-Energy, underscoring their commitment to delivering cleaner, more sustainable fuel solutions globally.

“It is exciting to welcome Green Plains to the Eco-Energy platform as their exclusive ethanol marketer,” added Craig Willis, CEO of Eco-Energy. “The addition of Green Plains’ ethanol footprint to Eco-Energy’s platform will create one of the largest ethanol marketers in North America. This scale will lead to reduced costs and optimization throughout the supply chain, while expanding access to low-carbon markets.”

The agreement is effective as of April 23, 2025, with no disruption to customers and existing sales expected. Green Plains and Eco-Energy are committed to a seamless handoff and continued excellent customer service and supply chain performance.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Sequence™ and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as "believe," "intend," "expect," "may," "should," "will," "anticipate," "could," "estimate," "plan," "predict," "project" and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the "Risk Factors" section of the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the "SEC"), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

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